As Filed With the Securities and Exchange Commission on August 29, 2006
                                     Registration Statement No. __________
_____________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT of 1933


                             AMERICAN TONERSERV CORP.
                    -----------------------------------------
                    (Exact Name of Registrant in its Charter)

          Delaware                                33-0686105
-------------------------------       ------------------------------------
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

                          475 Aviation Blvd., Suite 100
                          Santa Rosa, California 95403
                               (702) 798-7777
             ---------------------------------------------------
                  (Address and telephone number of principal
              executive offices and principal place of business)

                     Individual Stock Compensation Agreements
        ---------------------------------------------------------------
                             (Full title of plan)

                         Daniel J. Brinker, President
                         475 Aviation Blvd. Suite 100
                         Santa Rosa, California 95403
                               (702) 798-7777
                  ----------------------------------------
                       (Name, address and telephone
                       number of agent for service)

                                Copy to:
                           James P. Beck, Esq.
                             Krys Boyle, P.C.
                 600 Seventeenth Street, Suite 2700 South
                          Denver, Colorado  80202
                             (303)  893-2300


                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                  Proposed    Proposed
                                  Maximum     Maximum
Title of Class of                 Offering    Aggregate        Amount of
Securities to be   Amount to be   Price       Offering         Registration
Registered         Registered     Per Share   Price            Fee
----------------------------------------------------------------------------
Common Stock,        8,146,550     $0.015(1)  $122,198.25(1)    $13.08
$.001 Par Value
----------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457.










REOFFER PROSPECTUS pursuant to General Instruction C of Form S-8

                            Up to 8,146,550 Shares

                            AMERICAN TONERSERV CORP.

                                  Common Stock


     The selling shareholders may use this prospectus in connection with sales of up to 8,146,550 shares of our common stock. The selling shareholders will sell our shares at a fixed price of $0.015 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

     There is currently no public market for our common stock. We cannot assure you that a trading market for our shares will ever develop. Our common stock has been accepted for quotation on the OTC Bulletin Board. The current trading symbol is "ASVP." However, as of the date of this prospectus, no quotations have been entered.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS AND IS HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                The date of this prospectus is August 29, 2006.





                           AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, which file electronically.

     We have filed with the Commission a Registration Statement on Form S-8 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that we have filed with the Commission shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such documents:

     1.  Annual Report on Form 10-KSB for the fiscal year ended December
         31, 2005.

     2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006.

     3. Current Reports on Form 8-K filed on March 17, 2006; April 12 and 19, 2006; July 10, 13, and 14 2006; and August 22, 2006 (excluding information furnished pursuant to Item 2.02 or Item 7.01 and any exhibits thereto).

     4. Registration Statement on Form SB-2 (containing description of common stock) filed on November 23, 2004.

     5. All documents filed by the Company, subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Daniel J. Brinker, American TonerServ Corp., 475 Aviation Blvd., Suite 100, Santa Rosa, California 95403, or (702) 798-7777.

                            FORWARD LOOKING STATEMENTS

     Certain statements throughout this Prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements rather than historical or current facts. When used in this offering, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to our management or us identify forward-looking statements. Such forward-looking statements are based on our beliefs as well as assumptions made by and information currently available to our management. Such statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be valid. Although these forward-looking statements are made by us in good faith based upon assumptions that we currently believe to be reasonable, the actual results that we achieve in the future will almost certainly differ materially from those contemplated as a result of certain factors, such as those disclosed under "Risk Factors," including but not limited to our present inability to generate any revenues from operations, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change, and general economic conditions. Such statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

                              TABLE OF CONTENTS

                                                                        Page

Prospectus Summary ....................................................  5

Risk Factors...........................................................  6

Use of Proceeds ....................................................... 10

Determination of Offering Price ....................................... 10

Recent Material Changes in our Business ............................... 10

Selling Shareholders .................................................. 11

Plan of Distribution .................................................. 13

Description of Securities ............................................. 14

Interests of Named Experts and Counsel ................................ 16

                             PROSPECTUS SUMMARY

     The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.

The Company

     American TonerServ Corp. ("we," "our," "American TonerServ," "ATS" or the "Company") was founded as a Delaware corporation in 1995 and is headquartered in Santa Rosa, California. American TonerServ Corp. is a national distributor of re-manufactured printer toner cartridges. We have been servicing printers and other office equipment through our Preferred Provider Network for over nine years. Over the last few years, we began selling re-manufactured toner cartridges through our dealers and marketing cartridges directly to businesses.

     On August 12, 2005, we became a reporting company under the federal securities laws. On February 14, 2006 our common stock had been accepted for quotation on the OTC Bulletin Board. Our trading symbol is currently "ASVP." However, as of the date of this prospectus, no quotations have been entered. The potential liquidity of public shares is expected to allow us to utilize a combination of cash and our stock to acquire local and regional toner re-manufacturing and distribution companies. We plan to grow our business through acquisitions and internal growth.

The Offering

Securities Offered       Up to 8,146,550 shares of our common stock offered
                         by the selling shareholders.

Offering Price           The shares being offered pursuant to this prospectus
                         are being offered by the selling shareholders from time to time at the then current market price.

Common Stock             22,771,880 shares of common stock $.001 par value
Outstanding              were outstanding as of August 22, 2006.

Dividend Policy          We do not anticipate paying dividends on our common
                         stock in the foreseeable future.

Use of Proceeds          The shares offered pursuant to this prospectus are
                         being sold by the selling shareholders and we will not receive any proceeds of the offering.

                                 RISK FACTORS

     The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to our business, operations and financial position. You should consider carefully all of the material risks described below and all of the information the reports incorporated by reference herein before making an investment decision. All forward looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of, or related to, our company.

WE HAVE OPERATED AT A LOSS FOR MOST OF OUR HISTORY AND HAVE A SUBSTANTIAL ACCUMULATED DEFICIT AND IF WE CONTINUE TO INCUR LOSSES WE MAY HAVE TO FILE FOR BANKRUPTCY.

     During our eleven year operating history, we have experienced significant operating losses. Additionally, we are currently operating at a loss and are dependent on additional financing in order to continue to operate. During the years ended December 31, 2005 and 2004, we had net losses of $443,906 and $762,405, respectively, and during the three months ended June 30, 2006, we had a net loss of $62,600. As of June 30, 2006, we had an accumulated deficit of $10,942,197. We do not believe that we can achieve profitability until we obtain additional financing and implement our strategic business plan of acquiring other companies.

WE MAY BE UNABLE TO MAKE ACQUISITIONS IN THE TONER RE-MANUFACTURE MARKET WHICH COULD FORCE THE COMPANY TO DECLARE BANKRUPTCY.

     Our business plan assumes that compatible toner re-manufacturing providers will be interested in partnering with us. In order for this strategy to be effective, we must be able to first acquire these companies at a reasonable valuation. Additionally, our business plan is based on the assumption that we will be able to reduce the back office and other overhead and related expenses of an acquired company by at least 10% by utilizing our existing back office, systems and service capabilities. Further, we expect that all acquisitions will be for a combination of cash, promissory notes and stock consideration over a time period of as much as three years and we will depend on retaining the customers and revenues of the acquired. There is no assurance that we will be able to make acquisitions under these terms. If we are unable to implement this plan, we will have to consider filing for bankruptcy which could result in our shareholders losing all of their investment in our stock.

WE MAY BE UNABLE TO RAISE NECESSARY FUNDING TO CONTINUE TO OPERATE THE BUSINESS WHICH MAY LEAD TO BANKRUPTCY.

     We have encountered difficulty in obtaining funding for our operations and implementing our strategic business plan. If we are unable to raise additional funding during the next six months, we may have to consider bankruptcy. In addition, if unexpected adverse conditions such as losses of customers or judgments against us increase our cash requirements, we may not be able to continue to operate. We are currently spending approximating
$20,000 more cash per month than we bring in.   Delays in obtaining
additional financing could force us to cease operations and declare bankruptcy which could result in our shareholders losing all of their investment in our stock. If we are unable to implement our business plan, management expects that we will require approximately $500,000 of outside financing over the next 12 months to conduct our business as it is currently operated.

CHANGES IN MARKET CONDITIONS COULD FORCE US TO REDUCE PRICES OR REQUIRE RETOOLING WHICH WOULD REDUCE OR ELIMINATE THE OPPORTUNITIES FOR US TO MAKE A PROFIT.

     The toner cartridge market is currently dominated by a few, very large manufactures such as Hewlett Packard and Canon. Significant adjustments in their strategies, such as significant price reductions for new toner cartridges, implementation of new toner technologies that render re-manufacturing obsolete or require costly retooling or if they were to decide to offer private label toner products, would have a negative impact on out business strategy and cause our expected gross margins to decline. Ultimately, this could force us to declare bankruptcy which could result in our shareholders losing all of their investment in our stock.

TONER CARTRIDGE RE-MANUFACTURERS MAY BE UNABLE TO ADAPT TO NEW TECHNOLOGIES WHICH WOULD LEAD TO LOST REVENUES.

     Our strategic business plans rely on the ability of other companies' ability to continue to develop, package and supply re-manufactured toner cartridges. As printer technologies continue to evolve and change, it may be possible that a much smaller percentage of the current re-manufacturers will be able to keep pace with the printer manufacturer and make the necessary capital investments to produce quality toner replacements in a cost effective manner. Consolidation in the re-manufacture supplier business sector and higher costs to manufacture replacement toner cartridges could cause an increase in planned costs and a decline in revenue.

WE MAY BE UNABLE TO ATTRACT ACQUISITION CANDIDATES WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS PLAN.

     Our strategic business plan is based upon our ability to forge strategic business relationships with compatible toner distributors. This will require us to identify structure and close business partnerships and acquisitions with companies with which we have no affiliation today. Our strategic business plan requires that we strictly adhere to financial and customer retention requirements in order to make the transactions attractive to our potential partners or acquisition candidates. We have not entered into any letters of intent with any potential acquisition candidates, and have not specifically identified terms and conditions that would be acceptable to possible acquisition companies. If we fail to attract and acquire suitable businesses, we will not achieve profitability and will be unable to continue in business.

WE MAY BE UNABLE TO SUCCESSFULLY OPERATE COMPANIES THAT WE MAY ACQUIRE WHICH COULD CAUSE US TO HAVE ADDITIONAL LOSSES.

     Our future revenues are expected to be derived from businesses we acquire. In general, the acquisition of any business, and the subsequent integration of operations and customers, is a difficult task with inherent risks. Failure to successfully integrate acquisition companies could result in unanticipated costs and a loss of expected revenues, leading to incurring additional losses. The primary asset that will be acquired through our planned acquisitions is the underlying customer base of the business. We anticipate that in most cases the acquisitions will be privately held companies wherein the customer relationships are very closely tied to the existing ownership and management of that particular business. If we fail to successfully transition and integrate these relationships into our company post acquisition, customers may elect not to continue with our company and we may fail to meet our planned revenue and profit objectives relative to the purchase price paid for the acquisitions.

THERE IS CURRENTLY NO MARKET FOR OUR STOCK AND A MARKET MAY NEVER DEVELOP WHICH WOULD MAKE IT VERY DIFFICULT FOR SHAREHOLDERS TO RESELL THEIR SHARES.

     There is currently no public market for our common stock or other securities. We cannot assure you that a trading market for our common stock will ever develop. We may not be able to attract broker dealers willing to make a market for our shares. If no market for our common stock develops, there will be very limited opportunities for our shareholders to liquidate their investment.

ANY MARKET THAT DEVELOPS FOR OUR COMMON STOCK WOULD BE LIMITED WHICH WOULD LIMIT SHAREHOLDERS' ABILITY TO SELL OUR COMMON STOCK, AND INCREASE THE VOLATILITY OF OUR STOCK PRICE.

     Our common stock has been approved for quotation on the OTC Bulletin Board. However, no quotations have been entered as of the date of this Memorandum. The OTC Bulletin Board is generally considered to be a less efficient market than national exchanges or the Nasdaq Stock Market, and trading volumes for stocks quoted on the OTC Bulletin Board are often small. Consequently, the liquidity of our securities could be impaired, not only in the volume of securities which could be bought and sold, but also through delays in the timing of transactions, difficulties in obtaining price quotations, reduction in security analysts' and media coverage of our business, if any, and lower prices for our securities than might otherwise be attained. This could have an adverse effect on the ability of an investor to sell shares of our common stock as well as on the selling price for such shares. In addition, the market price of our common stock may be significantly affected by various additional factors, including, but not limited to, our business performance, industry dynamics or changes in general economic conditions.

WE PLAN TO SELL ADDITIONAL COMMON STOCK TO RAISE CAPITAL WHICH WOULD HAVE A DILUTIVE AFFECT TO EXISTING SHAREHOLDERS.

     We plan to raise additional funds through the issuance of common stock to help finance our strategic business plan. If we are successful selling our common stock the ownership interests of our existing shareholders would be diluted, and shareholders could be adversely affected because the amount available for dividends, if any, on each share would decrease; the relative voting power of each previously outstanding share would be decreased; and the market price of shares may decline.

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

     We plan to use all of our earnings, if any, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our preferred or common stock. You should not expect to receive cash dividends on our preferred or common stock.

DELAWARE LAW AND OUR CORPORATE CHARTER AND BYLAWS CONTAIN ANTI TAKEOVER PROVISIONS THAT COULD DELAY OR DISCOURAGE TAKEOVER ATTEMPTS THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

     Our certificate of incorporation, our bylaws and Delaware law contain provisions that may inhibit changes in control that are not approved by our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control despite possible benefits to our stockholders, may discourage bids at a premium over the market price of our common stock and may adversely affect the market price of our common stock and the voting and other rights of our stockholders.

THE APPLICABILITY OF "PENNY STOCK RULES" TO BROKER DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

     If a market develops for our common stock, trading in our shares will be subject to the "penny stock rules" adopted pursuant to Rule 15g 9 of the Securities and Exchange Act of 1934, as amended, which apply to non Nasdaq companies whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 - or $2,000,000 if we have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules will affect the ability of broker dealers to sell shares of our common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The penny stock rules could have an adverse effect on the liquidity and/or market price of our common stock.

                                USE OF PROCEEDS

     The proceeds from the sale of the shares of common stock offered pursuant to this prospectus will be received directly by the selling shareholders, and we will not receive any proceeds from the sale of these shares.


                          DETERMINATION OF OFFERING PRICE

     The shares registered herein are being sold by the selling shareholders, and not by us, and are therefore being sold at the market price as of the date of sale. Our common stock has been accepted for trading on the OTC Bulletin Board under the symbol "ASVP." However, as of the date of this prospectus, no quotations have been entered.


                      RECENT MATERIAL CHANGES IN OUR BUSINESS

     There have been no material changes in our business since December 31, 2005 that have not been reported in our reports on Forms 10-QSB and 8-K.

                               SELLING SHAREHOLDERS

     This prospectus relates to possible sales by certain shareholders who have received shares pursuant to individual stock compensation agreements.

     The following table shows the name and relationship of each of the selling shareholders, the number of shares beneficially owned by such person as of August 22, 2006; and the number of shares that may be sold hereunder; and the number of shares that would be held by each selling shareholder assuming that all of the shares are sold.



                      Number of Shares                          Number of Shares
                      Beneficially Owned                        Beneficially Owned
                      Prior to Offering(1)        Maximum       After Offering(1)
Name of               -------------------------   Number of     ----------------------
Selling Shareholder   Number of      Percentage   Shares That   Number of   Percentage
and Relationship      Shares         of Class     May be Sold   Shares      of Class
-------------------   ------------   ----------   -----------   ---------   ----------
Daniel J. Brinker,
 President,
 Chief
 Executive
 Officer
 and Director         7,194,770(2)     30.1%      3,017,240     4,177,530      17.5%

William A. Robotham,
 Director             5,320,040(3)     21.6%      1,206,895     4,113,145      16.7%

Thomas Hakel,
 Director             3,032,440(4)     13.3%      1,580,620     1,523,820       6.7%

Aaron L. Brinker,
 Chief Operating
 Officer              4,827,590        21.2%      2,413,795     2,413,795      10.6%



___________________

(1) Shares of Common Stock and securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of August 22, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of ownership for each selling stockholder is based on 22,771,880 shares of Common Stock outstanding as of August 22, 2006.

(2)  Includes 6,076,510 common shares held directly by Daniel J. Brinker;
1,086,720 shares of common shares into which shares of Series C Preferred
Stock held by Daniel J. Brinker may be converted; 26,540 shares issuable on exercise of options held by Daniel J. Brinker that are exercisable within 60 days; and 5,000 shares that are issuable under warrants held by Daniel J.
Brinker.

                                      11



(3) Includes 2,413,790 common shares held by William A. Robotham; 250,000 shares into which shares of Series C Preferred Stock held by Mr. Robotham may be converted; 1,000,000 of the common shares held by BRAM Enterprises in which Mr. Robotham is a 50% partner; and 1,656,250 common shares into which shares of Series C Preferred Stock held by BRAM Enterprises may be converted.

(4) Includes 3,017,240 common shares held directly by Thomas Hakel and 15,000 shares issuable upon exercise of options held by Thomas Hakel.


                              PLAN OF DISTRIBUTION

     The selling shareholders and their successors, including transferees, pledges or donees of their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The selling shareholders will sell our shares at a fixed price of $0.015 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

     - on any national securities exchange on which the common stock may be listed, or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     -   in the over-the-counter market;

     - through the writing of options, whether the options are listed on an options exchange or otherwise.

     In connection with the sale of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

     The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. In the event that the selling shareholder is an "underwriter" within the meaning of
Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, which prohibits, with certain exceptions, bidding for or purchasing any security which is the subject of such distribution until the selling shareholder's participation in that distribution is completed. Regulation M also prohibits any bid or purchase for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

     To the extent required, the specific common stock to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement to, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     We will pay all of the expenses incurred in connection with the registration of the common stock. We estimate that these expenses will total approximately $10,000.


                          DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 450,000,000 shares of Common Stock, each having a par value of $.001 per share, and 50,000,000 shares of preferred stock, each having a par value of $.001 per share. As of August 22, 2006, there were 22,771,880 shares of Common Stock issued and outstanding and 1,067,884 shares of Series C Convertible Preferred Stock issued and outstanding.

COMMON STOCK

     VOTING RIGHTS

     The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except for super-majority votes required for approval of certain business combinations, removal of directors and certain other matters, and certain corporate actions that must be approved by a majority of the outstanding votes of the relevant voting group under applicable Delaware law, the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to approve matters submitted for shareholder approval, except that directors are elected by a plurality of the votes cast. The Company's articles of incorporation do not allow for cumulative voting when electing directors.

     LIQUIDATION RIGHTS

     Upon liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of our Common Stock are entitled to share equally in the assets legally available for distribution to the holders of Common Stock after payment of all our prior obligations which may include the satisfaction in full of any liquidation preference to which holders of preferred stock, if any, may then be entitled.

     DIVIDEND POLICY AND OTHER MATTERS

     The holders of our Common Stock do not have preemptive rights to purchase a proportionate amount of additional capital stock upon issuance by us of our capital stock to outside investors. The Common Stock is not redeemable either at our option or at the option of the holders thereof. To date, the company has issued no dividends. Currently, it is our intention to use available cash flows for growth.

     TRANSFER AGENT

     Island Stock Transfer, 100 Second Avenue South, 300N, St. Petersburg, Florida 33701, serves as the transfer agent and registrar for our Common Stock.

PREFERRED STOCK

     We issued Series A and Series B preferred stock as part of previous financings. During 2003, the holders of these shares voted by two-thirds majority consent to convert the preferred stock into shares of our Common Stock. As a result, there currently are no shares of Series A or Series B preferred stock outstanding.

SERIES C PREFERRED STOCK

     A total of up to 2,100,000 shares of our preferred stock have been designated as "Series C Preferred Stock". In May 2006, we issued a total of 1,067,884 Series C Shares to 12 accredited investors.

     LIQUIDATION PREFERENCE

     In the event of a liquidation, dissolution or winding-up, the proceeds shall be distributed to the stockholders as follows: Pay the original purchase price plus any declared but unpaid dividends on each Series C Share. After the payment of all liquidation preferences on the Series C Preferred Stock, the holders of the Series C Shares will participate with the Common shareholders in the remaining proceeds on an as-converted basis.

     A sale of all or substantially all of the assets of the Company, a merger, reorganization or other transaction in which 50% of the outstanding voting power of the Company is transferred will be treated as a liquidation event, thereby triggering the liquidation payment. The holders of a majority of the outstanding Series C Shares (voting together as a single class) may waive the treatment of such a transaction as a liquidation event.

     REDEMPTION

     The Series C Shares are not redeemable.

     DIVIDENDS

     Dividends will only be paid when and if declared by the Board of Directors of the Company and no dividends shall accumulate on the Series C Shares.

     CONVERSION

     Each Series C Share is currently convertible into ten shares of Common Stock (subject to certain anti-dilution adjustments) at any time at the holder's option.

     Each Series C Share will automatically be converted into ten shares of Common Stock (subject to certain anti-dilution provisions) upon (i) the affirmative vote of a majority of the outstanding shares of the Preferred Stock (voting together as a single class) or (ii) the consummation of an underwritten public offering with aggregate proceeds in excess of $3,000,000 (a "$3 Million Qualified Public Offering").

     VOTING RIGHTS

     The holders of the Series C Shares shall vote together with the holders of Common Stock on an "as if converted" basis. The holders of the Series C Shares are also be entitled to vote as a separate class as required by Delaware law. In addition, approval of a majority of the Series C Shares (voting together as a single class) required on (i) the creation of any senior or pari passu security, (ii) redemptions or repurchases of Common Stock or Preferred Stock, (iii) consummation of any liquidation event, (iv) any increase or decrease in the number of authorized shares of Preferred Stock or Common Stock (v) any adverse change to the rights, preferences, and privileges of the Preferred Stock, (vi) and any amendment of the Certificate of Incorporation.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS
-------

      The financial statements for the years ended December 31, 2005 and 2004 have been audited by Stonefield Josephson, Inc. to the extent and for the periods indicated in their report thereon. Such financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of Stonefield Josephson, Inc. dated April 12, 2006, and upon the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS
-------------

     The validity of the issuance of the common stock offered pursuant to this prospectus will be passed upon for us by Krys Boyle, P.C., Denver, Colorado.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are incorporated in this Registration Statement:

     1.  Annual Report on Form 10-KSB for the fiscal year ended December
         31, 2005.

     2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006.

     3. Current Reports on Form 8-K filed on March 17, 2006; April 12 and 19, 2006; July 10, 13, and 14 2006; and August 22, 2006 (excluding information furnished pursuant to Item 2.02 or Item 7.01 and any exhibits thereto).

     4. Registration Statement on Form SB-2 (containing description of common stock) filed on November 23, 2004.

     5. All documents filed by the Company, subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Daniel J. Brinker, American TonerServ Corp., 475 Aviation Blvd., Suite 100, Santa Rosa, California 95403, or (702) 798-7777.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") permits the board of directors of the Company to indemnify any person against expenses

(including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the Company, or serving or having served, at the request of the Company, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company's Certificate of Incorporation includes provisions that limit the liability of our directors for monetary damages in breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. As a result our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for:

     *    any breach of their duty of loyalty to us or our stockholders;

     * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     * unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided by Section 174 of the Delaware General Corporation Law; or

     * any transaction from which the director derived an improper personal benefit.

     Any amendment or repeal of these provisions would be only for future matters and would not adversely affect any limitation on the liability of a director existing at the time of the amendment or repeal.

     The Company's Bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed.

     In connection with the issuance of the stock to the selling shareholders, the Company relied on the exemption from registration under the Securities Act of 1933, as amended (the "Act") as provided in Section 4(2) of the Act. The number of persons was limited and each person is either an "accredited investor" as defined in Regulation D under the Securities Act or sophisticated as to the nature of the particular transaction. Each person was given access to complete information concerning the Company and was
advised of the restricted status of the securities.   A customary restrictive
legend was placed on each of the certificates for such securities and stop transfer instructions were given to the Company's transfer agent.

Item 8.  Exhibits.

Exhibit
Number   Description                        Location
------   -----------                        ---------

 5.1     Opinion of Krys Boyle, P.C.
         regarding legality.                Filed herewith electronically.

23.1     Consent of Stonefield
         Josephson, Inc.                    Filed herewith electronically.

23.2     Consent of Krys Boyle, P.C.        (Contained in Exhibit 5.1)


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering; and

     (5) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa on the 28th day of August, 2006.

                                  AMERICAN TONERSERV CORP.


                                  By: /s/ Daniel J. Brinker
                                      Daniel J. Brinker, President and Chief
                                      Executive Officer

                                  By: /s/ Ryan Vice
                                      Ryan Vice, Chief Financial
                                      Officer



     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.

      Signature and Title                                   Date



/s/ Daniel J. Brinker                                  August 28, 2006
Daniel J. Brinker, Director


/s/ Thomas Hakel                                       August 28, 2006
Thomas Hakel, Director


/s/ William A. Robotham                                August 28, 2006
William A. Robotham, Director